UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2005

Magnum Hunter Resources, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	001-12508 (Commission File Number)	87-0462881 (I.R.S. Employer Identification No.)

600 East Las Colinas Blvd. Suite 1100 Irving, Texas (Address of principal executive offices)		75039 (Zip Code)

Registrant’s Telephone Number, including area code: (972) 401-0752

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 5, 2005, the Board of Directors (“Board”) of Magnum Hunter Resources, Inc. (the “Company”) approved an amendment by written consent (the “Amendment”) to the Company’s Amended and Restated Bylaws, (the “Bylaws”), with respect to extending the periods of time for giving notice of annual or special meetings of the Company’s stockholders and setting the record date for such meetings. Pursuant to the Amendment, Article II, Section 4 and Article II, Section 5 of the Bylaws were deleted in their entirety and replaced with a new Article II, Section 4 and Article II, Section 5. Following the Amendment, notice of annual or special meetings of the Company’s stockholders may be provided up to sixty days before such meetings and the record date for such meetings may be set up to sixty days prior to such meetings. The Bylaws were filed as Exhibit 3.2 to the Company’s Form 10-Q filed on August 5, 2004. A copy of the Amendment is attached hereto as Exhibit 3.2.

Prior to the Amendment, Section 4 of Article II of the by-Laws provided as follows:

     Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than thirty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon pre-paid.

Following the Amendment, Section 4 of Article II of the By-Laws provides as follows:

     Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon pre-paid.

Prior to the Amendment, Section 5 of Article II of the by-Laws provided as follows:

     For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the directors of the corporation shall fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than thirty days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Following the Amendment, Section 5 of Article II of the By-Laws provides as follows:

     For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the directors of the corporation shall fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

	3.2	Amendment No. 1 to the Bylaws of the Company.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Magnum Hunter Resources, Inc.

By:	/s/ M. Bradley Davis
M. Bradley Davis,
Senior Vice President & Chief Financial Officer

Date: April 22, 2005

EXHIBIT INDEX

Exhibit Number	Description

3.2	Amendment No. 1 to Bylaws of the Company.